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                                                                    EXHIBIT 99.1

                     [LETTERHEAD OF IMPERIAL SUGAR COMPANY]

          IMPERIAL SUGAR COMPANY COMPLETES SALE OF SUGAR BEET FACTORIES
                              TO AMERICAN CRYSTAL

     SUGAR LAND, TX, October 9, 2002 -- Imperial Sugar Company (OTCBB:IPSU) today announced that it has completed the sale of its beet processing facilities in Sidney, Montana and Torrington, Wyoming, and its Hereford, Texas beet factory, to American Crystal Sugar Company, a cooperative based in Moorhead, Minnesota, for approximately $34 million. This transaction has been completed simultaneously with a parallel transaction whereby American Crystal has leased the Torrington facility to the Western Sugar Cooperative.

     "We are pleased that we have been able to close this transaction in such a timely manner," said Robert A. Peiser, Imperial Sugar's president and chief executive officer. "That is a tribute to the fact that this is a good transaction for all parties involved and to the cooperation evidenced by all of the parties."

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IMPERIAL SUGAR COMPANY                                                    Page 2

     Mr. Peiser added, "This transaction enhances our financial structure by enabling us to further reduce debt and lowering our working capital needs. At the same time, it allows the Company to concentrate its resources in its most strategic regions of the Southeast, Texas and the West Coast."

     To maintain a seamless transition for its customers, Imperial Sugar will service certain Sidney and Torrington customers from its refineries in Sugar Land, Texas, Gramercy, Louisiana, and Port Wentworth, Georgia; sugar beet factories in Mendota and Brawley, California; and a packaging facility in Tracy, California.

     Mr. Peiser continued, "Our California facilities remain an excellent fit with our long-term strategic objectives as they are close to large population centers and to many of our large industrial customers. We remain committed to the California beet industry and look forward to continuing to grow our relationship with our grower suppliers and customers in those areas."

     Mr. Peiser concluded, "We are also excited by the strength of our Imperial, Dixie Crystal and Holly brands in our core regions in Texas and in the Southeast, as well as the strength of the Pioneer brand owned by Michigan Sugar Company, with which we have a strong marketing relationship. Looking ahead, we plan to develop initiatives to build further on our strong brands and loyal customer base."

     Imperial Sugar Company is the largest processor and marketer of refined sugar in the United States and a major distributor to the foodservice market. The Company markets products nationally under the Imperial(TM), Dixie Crystals(TM), Spreckels(TM), Pioneer(TM), Holly(TM), Diamond Crystal(TM) and Wholesome Sweeteners(TM) brands. Additional information about Imperial Sugar may be found on its web site at www.imperialsugar.com.

Statements regarding future market prices and margins, future operating results, sugarbeet acreage, future operating efficiencies, future government and legislative action, cost savings, the

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IMPERIAL SUGAR COMPANY                                                    Page 3

future status of financing arrangements, liquidity and ability to finance our operations, proposed sales of assets or businesses and other statements which are not historical facts contained in this release are forward-looking statements that involve certain risks, uncertainties and assumptions. These include, but are not limited to, market factors, energy costs, the effect of weather and economic conditions, farm and trade policy, the ability of the Company to realize planned cost savings, the available supply of sugar, available quantity and quality of sugarbeets, court decisions and actions, the results of negotiations, actual or threatened acts of terrorism or armed hostilities, legislative and administrative actions and other factors detailed in the Company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

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